UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported):

January 9, 2017

Jamba, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32552	20-2122262
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

3001 Dallas Pkwy, Suite 700, Frisco, Texas 75034

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(469) 294-9800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 9, 2017, Jamba, Inc. (the “Company”) and Steve Adkins, Senior Vice President, U.S. Operations, of Jamba Juice Company, the Company’s wholly-owned subsidiary (“Jamba Juice”) mutually agreed that Mr. Adkins would cease to be an officer and employee of Jamba Juice, effective on January 31, 2017. Mr. Adkins and Jamba Juice entered into a Release Agreement, dated January 11, 2017, whereby in addition to the severance benefits under the Executive Retention and Severance Plan adopted by the Company effective July 25, 2013, Mr. Adkins would be entitled to reimbursement for reasonable out-of-pocket costs incurred in connection with Executive’s relocation to California, including for any out-of-pocket costs incurred by Executive due to early termination of the lease agreement for Executive’s residence in Texas.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAMBA, INC.

Date: January 13, 2017	By:	/s/ Marie Perry
Marie Perry, Chief Financial Officer, Chief Administrative Officer, Executive Vice President and Secretary